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                                                                   Exhibit 10.41

                               SECURITY AGREEMENT


         This Security Agreement is made and entered into effective the 31st day of January, 1999, between Quest Pharmacies, Inc., an Arizona corporation ("QUEST"), Sunbelt Therapy Management Services, Inc., an Arizona corporation ("SUNBELT THERAPY (ARIZONA)"), Decatur Sports Fit & Wellness Center, Inc., an Alabama corporation ("SPORTS"), Therapy Health Systems, Inc., a Mississippi corporation ("THERAPY"), Henderson & Associates Rehabilitation, Inc., an Alabama corporation ("HENDERSON"), Sunbelt Therapy Management Services, Inc., an Alabama corporation ("SUNBELT ALABAMA") (collectively, Quest, Sunbelt Therapy (Arizona), Sports, Therapy, Henderson and Sunbelt Alabama are referred to collectively as "DEBTORS"), on the one hand, and, on the other hand, Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), under that certain Indenture, dated as of January 31, 1999, by and among RainTree Healthcare Corporation, a Delaware corporation, and the parent entity of the Debtors (the "COMPANY"), the Guarantors (as defined in the Indenture) and the Trustee (the "INDENTURE").

                                    RECITALS

         A. NOTES. The Company is the issuer and the Debtors are six of the Guarantors of those certain 11% Senior Secured Notes due 2003 (the "NOTES") pursuant to that Indenture.

         B. PURPOSE. As a material inducement to purchasers of the Notes to purchase the Notes, the Debtors have agreed to execute this Security Agreement in favor of Trustee, on behalf of the holders of the Notes (in such capacity, "SECURED PARTY"), and to pledge all their right, title and interest in the property described herein to Secured Party. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

                                    AGREEMENT

         Now therefore, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:


         1. CREATION OF SECURITY INTEREST. Each Debtor hereby assigns, pledges and grants to Secured Party, on behalf of the holders of the Notes, a security interest in each Debtor's right, title and interest in and to the collateral described in Section 2 hereinbelow (the "COLLATERAL") in each case whether now owned or hereafter acquired by such Debtor in order to secure the payment and performance of the obligations of such Debtor and the Guarantors as described in
Section 3 hereinbelow.

         2. COLLATERAL. The Collateral under this Security Agreement is:

            (a) all of the personal property, goods, machinery, equipment, supplies, fixtures, furniture, building and other materials of every nature whatsoever and all personal property of each Debtor (all of the foregoing property and similar or after-acquired property included as Collateral under
Section 2(g) below being hereinafter referred to as "EQUIPMENT").
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            (b) all of Debtors' accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of the chattel paper, instruments, promissory notes, and general intangibles evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of the chattel paper, instruments, promissory notes, and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and whenever arising and whether or not earned by performance (collectively, the "RECEIVABLES"), other general intangibles, documents of title, warehouse receipts, leases, deposit accounts, money, tax refund claims, partnership interests, indemnification and other similar claims and contract rights: including, without limitation, franchises, certificates, stock, and all rights in, to and under all security agreements, mortgages, deeds of trust, guarantees, leases and other agreements or contracts securing or otherwise relating to any of the foregoing (all of the foregoing property, including, without limitation, the Receivables, and similar or after-acquired property included as Collateral under Section 2(f) below being hereinafter referred to as "INTANGIBLES");

            (c) all inventory in all of its forms, wherever located now or hereafter existing including, but not limited to, (i) all goods held by any Debtor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Debtor's business, (iii) goods in which any Debtor has an interest in mass or a joint or other interest or right of any kind, (iv) goods which are returned to or repossessed by any Debtor and (v) all additions and accessions thereto and replacements thereof (all such inventory, accessions and products being the "Inventory");

            (d) all of the trademarks and service marks now held or hereafter acquired by any Debtor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Debtor in the United States and trade dress including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States ("MARKS") together with the registration and right to renewals thereof, and the goodwill of the business of each Debtor symbolized by the Marks and all licenses associated therewith;

            (e) all United States copyrights which any Debtor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Debtor ("COPYRIGHTS") or United States patent to which any Debtor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by any Debtor, and all reissues, renewals or extension thereof;


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            (f) all books, records, and computer information, software records and data of each Debtor and all other proprietary information of each Debtor, including, but not limited to, trade secrets; and

            (g) the Collateral includes all items described in this Section 2, whether now owned or hereafter at any time acquired by any Debtor and wherever located, and includes all replacements, additions, parts, appurtenances, accessions, substitutions, repairs, proceeds, products, offspring, rents and profits, relating thereto or therefrom, and all documents, records, ledger sheets and files of any Debtor relating thereto. Proceeds hereunder include (i) whatever is now or hereafter receivable or received by any Debtor upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary, whether such proceeds constitute Equipment, Intangibles, or other assets; (ii) any such items which are now or hereafter acquired by any Debtor with any proceeds of Collateral hereunder; and (iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any item of Collateral or any proceeds thereof.

         3. SECURED OBLIGATIONS OF DEBTORS. The Collateral secures and shall hereafter secure (a) the payment by the Company, the Guarantors and the Debtors of all indebtedness and other liabilities and obligations now or hereafter owed by the Company, the Guarantors or the Debtors, whether at stated maturity, by acceleration or otherwise, under or arising out of the Indenture, the Notes, the Guarantee, or the Collateral Documents (as defined in the Indenture), together with any interest thereon, payments for early termination, fees, expenses, increased costs, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, (b) the performance by the Company, each Guarantor and each Debtor of all other obligations and the discharge of all other liabilities of the Company, each Guarantor and each Debtor of every kind and character arising from the Indenture, the Notes, the Guarantee or the Collateral Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, and whether created under this Security Agreement or any other agreement to which the Company or any Guarantor or Debtor and Secured Party are parties, (c) any and all sums advanced by Secured Party in order to preserve the Collateral or preserve Secured Party's security interest in the Collateral (or the priority thereof) and (d) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Secured Party referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs (collectively, the "SECURED OBLIGATIONS"). All payments and performance by the Company and the Guarantors with respect to any Secured Obligations shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.

         4. DEBTORS' REPRESENTATIONS AND WARRANTIES. Each Debtor represents and warrants that:

            (a) each Debtor is (or, to the extent that the Collateral is acquired after the date hereof, will be) the sole legal and beneficial owner of their respective Collateral and has exclusive possession and control thereof, except with respect to cash; there are no security


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interests in, liens, charges or encumbrances on, or adverse claims of title to, or any other interest whatsoever in, such Collateral or any portion thereof except Permitted Liens (as defined in the Indenture and that are created by this Security Agreement); and that no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof ("LIEN NOTICE") exists or is on file in any public office, except as relates to Permitted Liens and except as may have been filed in favor of Secured Party relating to this Security Agreement or related agreements, or for which duly executed termination statements have been delivered to Secured Party for filing;

            (b) each Debtor has full right, power and authority to execute, deliver and perform this Security Agreement;

            (c) the Collateral has not been and will not be used or bought by any Debtor for personal, family or household purposes. In addition, the Collateral does not include crops, timber, farm products, minerals or the like or accounts resulting from the sale of such minerals at the wellhead or minehead;

            (d) each Debtor's chief executive office is located at 15300 North 90th Street, Suite 100, Scottsdale, Arizona 85260, Debtors have places of business at such address as set forth on Exhibit "A" hereto and the Collateral is now and will at all times hereafter be located at such places of business or as Debtors may otherwise notify Secured Party in writing;

            (e) Debtors do not maintain any deposit accounts other than those set forth in Exhibit "A" hereto;

            (f) Debtors have not purchased any Collateral, other than for cash, within 21 days prior to the date hereof; and

            (g) all originals of all promissory notes, other instruments or chattel paper which evidence Receivables (other than checks received by Debtors in the ordinary course of business) have been delivered to Secured Party (with all necessary or appropriate endorsements).

         5. COVENANTS OF DEBTORS. Each Debtor covenants and agrees that:


            (a) Debtors will not move or permit to be moved the Collateral or any portion thereof to any location other than that set forth in Section 4(d) hereof without the prior written consent of the Secured Party and the prior filing of a financing statement with the proper office and in the proper form to perfect or continue the perfection (without loss of priority) of the security interests created herein, which filing shall be satisfactory in form, substance and location to Secured Party prior to such filing;

            (b) Debtors will promptly, and in no event later than 21 days after a request by Secured Party, procure or execute and deliver all further instruments and documents (including, without limitation, notices, legal opinions, financing statements, mortgagee waivers, landlord disclaimers and subordination agreements) necessary or appropriate to and take any other actions which are necessary or, in the judgment of Secured Party, desirable or appropriate to perfect or to continue the perfection, priority and enforceability of Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies


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hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Security Agreement, and will pay all reasonable costs incurred in connection therewith;

            (c) without the prior written consent of Secured Party, Debtors will not sell, transfer, assign (by operation of law or otherwise), exchange or otherwise dispose of all or any portion of the Collateral or any interest therein, except as permitted by the Indenture and except that the Debtors may sell worn-out or obsolete equipment. If the proceeds of any such prohibited sale are notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to Secured Party to be held as Collateral hereunder (with all necessary or appropriate endorsements). If the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtors will hold the proceeds thereof in a separate account for Secured Party's benefit. Debtors will, at Secured Party's request, transfer such proceeds to Secured Party in kind;

            (d) Secured Party is hereby authorized (but not required) to file one or more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any party of the Collateral, without the signature of Debtors where permitted by law;

            (e) Except as expressly permitted by the Indenture, each Debtor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid claims and charges (including claims for labor, materials and supplies) whatsoever;

            (f) Debtors will keep and maintain the Collateral in good condition, working order and repair and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. Debtors will not misuse or abuse the Collateral, or waste or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in Debtors' business in accordance with Debtors' policies as then in effect (provided that no changes are made to Debtors' policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Party), and will comply with all laws, statutes and regulations pertaining to the use or ownership of the Collateral. Debtors will promptly notify Secured Party regarding any material loss or damage to any material Collateral or portion thereof;

            (g) Each Debtor will take all actions consistent with reasonable business judgment or, upon the occurrence of an Event of Default, as directed by Secured Party in Secured Party's sole and absolute discretion, to create, preserve and enforce any liens or guaranties available to secure or guaranty payments due such Debtor under any contracts or other agreements with third parties, will not voluntary permit any such payments to become more than 30 days delinquent and will in a timely manner record and assign to Secured Party, to the extent and at the earliest time permitted by law, any such liens and rights to under such guaranties. Debtors will give Secured Party written notice of any payments due Debtors within five days after any such payments become 30 days delinquent;


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            (h) Secured Party shall have at all times, with or without notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing any audit, making copies of records, observing the use of any part of the Collateral, or otherwise protecting its security interest in the Collateral;

            (i) Secured Party shall have the right at any time, but shall not be obligated, to make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any encumbrance, charge or lien (excluding any Permitted Liens) applicable or purported to be applicable to any Collateral hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of any Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys' fees. Each Debtor hereby agrees that it shall be bound by any such payment made or incurred or act taken by Secured Party hereunder and shall reimburse Secured Party for all reasonable payments made and expenses incurred under this Security Agreement, which amounts shall be secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts;

            (j) if any Debtor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for any or all of the Collateral or any part thereof, or otherwise, such Debtor shall accept any such instruments as Secured Party's agent, shall hold them in trust for Secured Party, and shall deliver them forthwith to Secured Party in the exact form received, with such Debtors' endorsement when necessary or appropriate, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Secured Party, an additional pledge agreement or security agreement executed and delivered by such Debtor, all in form and substance satisfactory to Secured Party, to be held by Secured Party, subject to the terms hereof, as additional Collateral to secure the obligations hereunder;

            (k) Secured Party is hereby authorized to pay all reasonable costs and expenses incurred in the exercise or enforcement of its rights hereunder, including attorneys' fees, and to apply any Collateral or proceeds thereof against such amounts, and then to credit or use any further proceeds of the Collateral in accordance herewith; and

            (l) Secured Party may take any actions permitted hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.

         6. DEFAULTS AND REMEDIES. The occurrence of any "Event of Default" listed in Section 6.1 of the Indenture shall constitute an Event of Default under this Security Agreement. Upon the occurrence and continuation of an Event of Default hereunder, each Debtor expressly covenants and agrees that Secured Party may, at its option, in addition to other rights and remedies provided herein or otherwise available to it, without notice to or demand upon Debtors (except as otherwise required herein), exercise any one or more of the rights as set forth as follows:


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            (a) declare all advances made by Secured Party to any Debtor hereunder, all other indebtedness owed by any Debtor to Secured Party and all Secured Obligations to be immediately due and payable, whereupon all unpaid principal and interest on said advances and other indebtedness and Secured Obligations shall become and be immediately due and payable;

            (b) immediately take possession of any of the Collateral wherever it may be found or require each Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Secured Party may designate, and to deliver possession of the Collateral or any part thereof to Secured Party, who shall have full right to enter upon any or all of such Debtors' places of business, premises and property to exercise Secured Party's rights hereunder;

            (c) exercise any or all of the rights and remedies provided for by the Arizona Uniform Commercial Code, specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Secured Party in the enforcement of this Security Agreement or in connection with each Debtor's redemption of the Collateral. Secured Party may exercise its rights under this Security Agreement independently of any other collateral or guaranty that Debtors may have granted or provided to Secured Party in order to secure payment and performance of the Secured Obligations, and Secured Party shall be under no obligation or duty to foreclose or levy upon any other collateral given by Debtors to secure any Secured Obligation or to proceed against any guarantor before enforcing its rights under this Security Agreement;

            (d) use, manage, operate and control the Collateral and Debtors' business and property to preserve the Collateral or its value, or to pay the indebtedness secured hereunder, including, without limitation, the rights to take possession of all of Debtors' premises and property, to exclude Debtors and any third parties, whether or not claiming under any Debtor, from such premises and property, to make repairs, replacements, alterations, additions and improvements to the Collateral and to dispose of all or any portion of the Collateral in the ordinary course of Debtors' business;

            (e) without notice (except as specified below), sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any of Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Each Debtor acknowledges and agrees that, to the extent notice of sale shall be required by law, at least ten days' written notice to Debtors of the time and place of any public sale or of the date on or after which any private sale is to be made shall constitute reasonable notification. Any public sale shall be held at such time or times during ordinary business hours and at such place or places as Secured party may fix in the notice of such sale. Notwithstanding the foregoing, Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may, without notice or publication, adjourn any public or private sale, or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale or, with respect to a private sale, after which such sale may take place, and any such sale may, without further notice, be made at the time and place to which it was so adjourned or, with respect to a private sale, after which such sale may take place. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of Debtors, and each Debtor hereby waives, to the full extent permitted by law, all rights of stay and/or appraisal which such



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Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Debtor also hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The parties hereto agree that the notice provisions, method, manner and terms of any sale, transfer or disposition of any Collateral in compliance with the terms set forth herein or any other provision of this Security Agreement are commercially reasonable;

            (f) proceed by an action or actions at law or in equity to recover the indebtedness secured hereunder or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction in any manner permitted by law, or provided for herein;

            (g) in the event Secured Party recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Secured Party may retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the Arizona Uniform Commercial Code, and following such retention, sale or other disposition, Secured Party may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Each Debtor hereby consents to the voluntary dismissal without prejudice by Secured Party of such judicial action, and each Debtor further consents to the exoneration of any bond which Secured Party files in such action;

            (h) with respect to the sale of securities constituting Collateral, to the extent Secured Party deems it advisable to do so, in its sole discretion or as may be required by applicable law, restrict the prospective bidders or purchasers to persons who in Secured Party's sole judgment are sufficiently sophisticated and who will represent and agree that they are purchasing the securities constituting Collateral then being sold for their own account and not with a view to the distribution or resale thereof, and upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the securities constituting Collateral so sold;

            (i) Secured Party, in its sole discretion, if permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the Collateral at any public sale or sale on any securities exchange or other recognized market;

            (j) to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Each Debtor shall irrevocably consent and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, each Debtor shall immediately deliver possession of such Collateral to the receiver. Each Debtor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. Secured Party shall be entitled to such


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appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral;

            (k) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtors until full and final payment of any deficiency has been made in cash. Each Debtor shall reimburse Secured Party upon demand for, or Secured Party may apply any proceeds of Collateral to, the reasonable costs and expenses (including attorneys' fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder;

            (l) upon the occurrence of an Event of Default hereunder, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for and/or then or at any time thereafter applied (including application to the payment of any reasonable costs, expenses, indemnification and other amounts payable to Secured Party hereunder, which amounts may be paid in whole or in part prior to the other obligations secured hereby) in whole or in part by Secured Party against all or any part of the obligations secured hereby in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the obligations secured hereby shall be paid over to Debtors or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct; provided, however, that in the event that all of the conditions to termination of this Security Agreement have not been fulfilled, such balance shall be held as additional Collateral hereunder and applied from time to time to Secured Party costs and expenses and as otherwise provided hereunder until all such conditions shall have been fulfilled; and

            (m) effect an absolute assignment of all such Debtors' right, title and interest in and to each Mark (and the goodwill of the business of such Debtor associated therewith), patent and Copyright.

         7. MISCELLANEOUS PROVISIONS.

            (a) Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, facsimile, telex, first class mail or overnight courier, postage prepaid, to the parties addressed as follows:


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                  To Debtors:      RainTree Healthcare Corporation
                                   15300 North 90th Street
                                   Suite 100
                                   Scottsdale, Arizona 85260

                                   With a copy to:

                                   Squire, Sanders & Dempsey L.L.P.
                                   Two Renaissance Square
                                   40 North Central Avenue, Suite 2700
                                   Phoenix, Arizona 85004
                                   Attn:  Christopher D. Johnson, Esq.

                                   To Secured Party:

                                   Norwest Bank Minnesota, National Association
                                   Corporate Trust Services
                                   Sixth & Marquette
                                   Minneapolis, Minnesota  55479-0069

Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, unless sent by registered or certified mail, postage prepaid, in which case they shall be effective exactly three business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

            (b) Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.

            (c) Amendment. This Security Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (d) No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any power, privilege or right under this Security Agreement or any related agreement shall operate as a waiver thereof nor shall any single or partial exercise by Secured Party of any power, privilege or right under this Security Agreement or any related agreement preclude any other or further exercise thereof or the exercise of any other power, privilege or right. The powers, privileges and rights in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.


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            (e) Binding Agreement. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. Debtors shall not assign any of their respective interests under this Security Agreement without the prior written consent of Secured Party. Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void.

            (f) Entire Agreement. This Security Agreement, together with any other agreement executed in connection herewith, including the Indenture, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            (g) Severability. If any provision or obligation of this Security Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

            (h) Survival of Provisions. All representations, warranties and covenants of Debtors contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the termination of this Security Agreement pursuant to Subsection 7(k) hereof.

            (i) Power of Attorney. Each Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, which appointment is coupled with an interest, with full authority in the place and stead of Debtors and in the name of Debtors, Secured Party or otherwise, from time to time in Secured Party's discretion (a) to execute and file financing and continuation statements (and amendments thereto and modifications thereof) on behalf and in the name of each Debtor with respect to the security interests granted or purported to be granted hereby, (b) to take any action and to execute any instrument which Secured Party may deem necessary or advisable to exercise its rights under Section 6 hereunder, and (c) upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                (i) to obtain and adjust insurance required to be paid to Secured Party pursuant hereto;

                (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (i) and
(ii) above;

                (iv) to sell, convey or otherwise transfer any item of Collateral to any purchaser thereof; and

                (v) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

            (j) Counterparts. This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

            (k) Termination of Agreement. This Security Agreement and the security interest hereunder shall not terminate until full and final payment and performance of all indebtedness and obligations secured hereunder. At such time, Secured Party shall reassign and redeliver to Debtors all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof, and execute and deliver to Debtors such documents as Debtor may reasonably request to evidence such termination. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party, and shall be at the expense of Debtors; provided, however, that this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party or any other person in respect of the indebtedness and obligations secured hereunder is rescinded or must otherwise be restored or returned by Secured Party or such other person upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtors or any other person or upon or in connection with the appointment of any intervenor or conservator of, or trustee or similar official for, Debtors or any other person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

            (l) Successors and Assigns. This Security Agreement shall inure to the benefit of Secured Party, its successors and assigns, including the assignees of any Secured Obligation or of the benefit of any Secured Obligation and shall bind the heirs, executors, administrators, successors and assigns of each Debtor. This Security Agreement is assignable by Secured Party with respect to all or any portion of the Secured Obligations, and when so assigned, each Debtor shall be liable to the assignees under this Security Agreement without in any manner affecting the liability of Debtors hereunder with respect to any of the Secured Obligations retained by Secured Party. Each reference herein to powers or rights of Secured Party shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

            (m) Interaction with Financing Documents.

                (vi) INCORPORATION BY REFERENCE. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement. Any capitalized term used in this Security Agreement without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.

                (vii) CONFLICTS WITH INDENTURE. Notwithstanding any other provision of this Security Agreement, the terms and provisions of this Security Agreement shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Debtors with a particular cure or notice period, or establishes any limitations or conditions on Secured Party's actions with regard to a particular set of facts, Debtors shall be entitled to the same cure periods and notice periods, and Secured Party shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under this Security Agreement; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Security Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

            (n) Governing Law. This Agreement shall be governed by and construed in accordance with Arizona law, without giving effect to the principles of conflict of laws thereof.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective undersigned duly authorized officers as of the date first above written.

                                COMPANY:

                                RAINTREE HEALTHCARE CORPORATION, a
                                Delaware corporation

                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Senior Vice President - Finance
                                         and Treasurer

                                DEBTORS:

                                SUNBELT THERAPY MANAGEMENT
                                SERVICES, INC., an Arizona corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer

                                QUEST PHARMACIES, INC., an Arizona
                                corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer


                                DECATUR SPORTS FIT & WELLNESS
                                CENTER, INC., an Alabama corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer


                                THERAPY HEALTH SYSTEMS, INC., a
                                Mississippi corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer


                                HENDERSON & ASSOCIATES
                                REHABILITATION, INC., an Alabama
                                corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer

                                SUNBELT THERAPY MANAGEMENT
                                SERVICES, INC., an Alabama corporation


                                By:____________________________________________
                                Name:    Clayton Kloehr
                                Title:   Chief Financial Officer, Vice President
                                         and Treasurer


                                SECURED PARTY:

                                Norwest Bank Minnesota, National Association


                                By:____________________________________________
                                Name:__________________________________________
                                Title:_________________________________________

                                    EXHIBIT A

                                PLACE OF BUSINESS


The additional places of business of Sunbelt Therapy Management Services, Inc., an Arizona corporation, are:

3635A Bienville Blvd., Ocean Springs, MS
39564 5420 Highway 90 West, Tillman's Corner, Mobile, AL 36619
40 Lee Street NE, #401, Decatur, AL 35601
630C S. Jefferson St., Athens, AL 35612
110 Main St., Biloxi, MS 39530
107 Village East Shopping Center, Haleyville, AL 35565
1530 6th Ave., Decatur, AL 35601
145 Hardy Ct. Shopping Center, Gulfport, MS 39507
2810 Rainbow Drive, Rainbow City, AL 35902
425 Main St., Leakesville, MS 39541 Magnolia Park, Unit B and C,
  Mill Street Extension, Lucedale, MS


The additional places of business of Quest Pharmacies, Inc., an Arizona corporation, are:

305 Howe St., Bloomington, IN  47402
470 E. Loop 281, Suite B, Longview, TX  75605


                                  BANK ACCOUNTS

BANK ONE, TEXAS, N.A.                 ABA# 111000614            SUNBELT THERAPY MANAGEMENT SERVICES, INC.
1717 Main St, 3rd Floor               ACC# 1559691553           Concentration Account
Dallas, TX  75201                     ACC# 9320016075           Accounts Payable
                                      ACC# 9320016034           Payroll
                                                                QUEST PHARMACIES, INC.
                                      ACC# 1559691546           Concentration Account
                                      ACC# 9320016018           Operating Account

WELLS FARGO BANK OF AZ                ABA# 121000248            QUEST PHARMACIES, INC.
114 W. Adams                          ACC# 4801904681           Depository Account
P.O. Box 53456
Phoenix, AZ  85072-3456

GILMER NATIONAL BANK                                            QUEST PHARMACIES, INC.
P.O. Box 460                          ACC# 5420520              Operating Account -- Being left open to allow checks
Gilmer, TX  75544                                               to clear

BLOOMFIELD STATE BANK                                           QUEST PHARMACIES, INC.
P.O. Box 407                                                    dba Indiana Prescription Lab
Bloomfield, IN  47424                 ACC#852902                Operating Account

WELLS FARGO BANK OF AZ                ABA# 121000248            SUNBELT THERAPY MANAGEMENT SERVICES, INC.
114 W. Adams                          ACC# 4801904673           Depository Account
P.O. Box 53456
Phoenix, AZ  85072-3456

COLONIAL BANK OF AL                                             SUNBELT THERAPY MANAGEMENT SERVICES, INC.
1425 Beltline Rd. S.W.                ACC# 9501                 Direct Deposit Payroll Account
Decatur, AL

COLONIAL BANK OF AL                                             SUNBELT THERAPY MANAGEMENT SERVICES, INC.
1425 Beltline Rd. S.W.                ACC# 7645                 Concentration Account for deposits from corporate
Decatur, AL                           ACC#                      and local clinics

COLONIAL BANK OF AL                                             SUNBELT THERAPY MANAGEMENT SERVICES, INC.
1425 Beltline Rd. S.W.                ACC# 7561                 Old Accounts Payable Account being left open to
Decatur, AL                                                     allow checks to clear

UNION PLANNERS BANK                                             SUNBELT THERAPY MANAGEMENT SERVICES, INC.
11283 Hwy 63 South                    ACC# 8100657001           Local Account used by Biloxi, Gulfport, Lucedale,
Lucedale, MS  39452                                             Mobile and Ocean Springs clinics to deposit revenue

FIRST STATE BANK                                                SUNBELT THERAPY MANAGEMENT SERVICES, INC.
P.O. Box 506                          ACC# 6458434              Local Account used by Leakesville clinic to deposit
Waynesboro, MS  39367                                           revenue

TRADERS & FARMERS BANK                                          SUNBELT THERAPY MANAGEMENT SERVICES, INC.
820 Downtown Mall                     ACC# 0102048345           Local Account used by Haleyville clinic to deposit
Haleyville, AL  35565                                           revenue